EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective this 31st day of July, 2015, by and between NU-MED PLUS, INC., a Utah corporation (the “Employer”), and Keith L. Merrell (the "Employee").

PREMISES

a)

Employee possesses expertise and experience as a Chief Financial Officer of both public and private companies.

b)

Employer desires to employ Employee as its Chief Financial Officer and Principal Financial Officer as well as secretary/treasurer.

c)

Employee desires to perform all of such services and accordingly, both Employee and Employer want to enter into a written agreement as to their understanding of the employment relationship.

AGREEMENT

FOR AND IN CONSIDERATION of the mutual covenants contained herein and of the mutual benefits to be derived hereunder, the parties agree as follows:

1.

Employment.  Employer hereby employs Employee to perform those duties generally described in this Agreement, and Employee hereby accepts and agrees to such employment on the terms and conditions hereinafter set forth.

2.

Term.  Subject to the terms and conditions of this Agreement, the term of this Agreement shall commence on the date of this Agreement and expire one year from its date and be renewed on an annual basis subject to thirty day termination right by Employer at any time during the term of this Agreement or any extension hereto with or without cause.

3.

Duties.  During the term of this Agreement, Employee shall be employed by Employer as its Chief Financial Officer and Principal Accounting Officer as well as its secretary/treasurer or such other comparable positions as requested by the board of directors.  In addition to the office set forth above, Employee agrees to serve in such other comparable office or position with Employer or any subsidiary of Employer and such as shall, from time to time, be determined by Employer's board of directors at additional compensation rates mutually agreed upon.

4.

Compensation.

For the services outlined herein, Employee shall receive one hundred fifty thousand (150,000) shares of Employer’s restricted common stock for his first year of services.  For each additional year of service, Employee shall receive seventy-five thousand (75,000) shares of Employer’s restricted common stock annually.  If Employee leaves the employment of Employer prior to completing the full year of services for which he received the above shares of common stock, such shares shall be prorated to the month of service provide.  Accordingly, solely for purposes of example, if Employee leaves the employment of Employer after six months, even if terminated by Employer, Employee shall have earned seventy-five thousand (75,000) shares of the one hundred and fifty thousand (150,000) shares for his first year of service.  The shares not earned shall be returned and cancelled.

5.

Expenses. During the term of this Employment Agreement, the Company will pay, within the budget established by the Board, all reasonable and necessary expenses incurred by Employee in furtherance of, or in connection with, the promotion of the business of the Company, including expenses for entertainment, travel, and contributions; any such expenses which are paid in the first instance by Employee will be reimbursed to Employee by the Company during the month following the month in which said expenses are incurred, provided that Employee promptly submits vouchers for such expenses.  Failure to submit the vouchers within one month of the expenses being incurred may result in the forfeiture of the right of reimbursement.  The Employee shall obtain the prior written approval of the Company or his supervisor prior to incurring any expenses in excess of two-hundred fifty dollars ($250).

6.

Nondisclosure of Proprietary and Confidential Information.

Recognizing that the Employer is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products or performance of services, which involve experimental and inventive work and that the success of the Employer’s business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that Employee has had, or during the course of  his engagement may have, access to Proprietary and Confidential Information, as herein defined, of the Employer or other information and data of a secret or propriety nature of the Employer which the Employer wishes to keep confidential and Employee has furnished, or during the course of his engagement may furnish, such information to the Employer,  Employee agrees and acknowledges that:

(a)

The Employer has exclusive property rights to all Proprietary and Confidential Information and Employee hereby assigns all rights he might otherwise possess in any Proprietary and Confidential Information to the Employer.  Except as required in the performance of his duties to the Employer, Employee will not at any time during or after the term of his engagement, which term shall include any time in which Employee may be retained by the Employer as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary or Confidential Information of a secret, proprietary, confidential or generally undisclosed nature relating to the Employer, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling.

(b)

All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary and Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Employer or its operations and activities made or complied by Employee at any time or made available to him prior to or during the term of his engagement by the Employer, including any and all copies thereof, shall be the property of the Employer, shall be held by him in trust solely for the benefit of the Employer, and shall be delivered to the Employer by him on the termination of his engagement or at any other time on the request of the Employer.

(c)

Employee will not assert any rights under any inventions, trademarks, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him prior to his being engaged by the Employer or during the term of his engagement if based on or otherwise related to Proprietary or Confidential Information.

(d)

“Confidential Information” means information (i) disclosed to or known by Employee as a consequence of or through his/her employment with the Employer, (ii) not generally known outside the Employer, and (iii) which relates to the Employer’s business.  Confidential Information includes, but is not limited to, information of a technical nature, such as methods and materials, trade secrets, inventions, processes, formulas, systems, computer programs, and studies, and information of a business nature such as project plans, market information, costs, customer lists, and so forth.

(e)

“Proprietary Information” shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Employer disclosed to the Employee or otherwise made known to him as a consequence of or through his employment by the Employer (including information originated by Employee) in any technological area previously developed by the Employer or developed, engaged in, or researched, by the Employer during the term of Employee’s employment, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors.

7.

Assignment of Inventions.

(a)

All Inventions shall be the sole property of the Employer, and Employee agrees to perform the provisions of this Section 7 with respect thereto without the payment by the Employer of any royalty or any consideration therefor other than the regular compensation paid to Employee in the capacity of an employee or consultant.

(b)

Employee shall maintain written notebooks in which he shall set forth, on a current basis, information as to all Inventions, describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Employer’s behalf.  The written notebooks shall at all times be the property of the Employer and shall be surrendered to the Employer upon termination of his engagement or, upon the request of the Employer, at any time prior thereto.

(c)

Employee shall apply, at the Employer’s request and expense, for United States and foreign letters patent or copyrights either in Employee’s name or otherwise as the Employer shall desire.

(d)

Employee hereby assigns to the Employer all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

(e)

Employee shall acknowledge and deliver promptly to the Employer, without charge to the Employer, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of Employee’s inventorship, as may be necessary in the opinion of the Employer to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Employer of its nominee.  Employee acknowledges and agrees that any copyright developed or conceived of, by Employee during the term of his employment with the Employer which is related to the business of the Employer shall be a “work for hire” under the copyright law of the United States and other applicable jurisdictions.

(f)

Employee represents that his performance of all the terms of this Agreement and as an employee of or consultant to the Employer does not and will not breach any trust prior to his employment by the Employer.  Employee agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Employer or use in the performance of his responsibilities at the Employer any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, a copy of which has been provided to the Employer.

(g)

“Invention” means discoveries, concepts, and ideas, whether or not patentable or copyrightable, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof, or know-how related thereto, concerning any past, present or prospective activities of the Employer which Employee makes, discovers or conceives (whether or not during the hours of his employment with the use of the Employer’s facilities, materials or personnel), either solely or jointly with others during his employment by the Employer or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement.

8.

Shop Rights.

The Employer shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined herein but which are conceived of  or made by Employee during the period he is employed with by the Employer or with the use or assistance of the Employer’s facilities, materials, or personnel.  When used herein the terms “Intellectual Property” means Inventions, Confidential Information, Works of Authorship, patent rights, trademark rights, service mark rights, copyrights, know-how, Developments and rights of like nature arising or subsisting anywhere in the world, in relation to all of the foregoing, whether registered or unregistered. “Developments” means all Inventions, whether or not patentable, computer programs, copyright works, mask works, trademarks, Confidential Information, Works of Authorship, and other intellectual property, made, conceived or authored by Employee, alone or jointly with others, while employed by the Employer; whether or not during normal business hours or on the Employer’s premises, that are within the present or reasonably contemplated scope of the Employer’s business at the time such Developments are made, conceived, or authored, or which result from or are suggested by any work Employee or others may do for or on behalf of the Employer. “Works of Authorship” means an expression fixed in a tangible medium of expression regardless of the need for a machine to make the expression manifest, and includes but is not limited to, writings, reports, drawings, sculptures, illustrations, video recordings, audio recordings, computer programs, and charts.

9.

Non-Compete.

Employee hereby agrees that during the term of this Agreement and for the period of six months from the termination thereof that Employee will not:

(a)

Within any jurisdiction or marketing area in which the Employer or any subsidiary thereof is doing business, own, manage, operate, or control any business engaged in detection equipment or other equipment sold by Employer.  For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public employer listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) shall not be considered to be competition with the Employer or any subsidiary thereof;

(b)

Within any jurisdiction or marketing area in which the Employer or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in the production and sale of equipment similar to those sold by Employer;

(c)

Solicit any business for, or sell any products that are in competition with the Employer’s products to, which is, as of the date hereof, a customer or client of the Employer or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement; or

(d)

Solicit the employment of, or hire, any full time employee employed by the Employer or its subsidiaries as of the date of termination of this Agreement.

10.

Nontransferability.  Neither Employee, Employee's spouse, Employee's designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement.  Such payments and other rights are expressly declared nonassignable and nontransferable except as specifically provided herein.

11.

Indemnification.  Employer shall indemnify Employee and hold Employee harmless from liability for acts or decisions made by Employee while performing services for Employer to the greatest extent permitted by applicable law.  Employer shall use its best efforts to obtain coverage for Employee under any insurance policy now in force or hereafter obtained during the term of this Agreement insuring officers and directors of Employer against such liability.

12.

Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party.

13.

Entire Agreement.  This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of Employee by Employer.  All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein.  No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that is to constitute a part of this Agreement and is attached as an amendment to this Agreement and is signed by the parties to this Agreement.

14.

Enforcement.  Each of the parties to this Agreement shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

15.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the state of Utah.

16.

Severability.  If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

17.

Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any covenant, agreement, term, or condition.

18.

Litigation Expenses.  In the event that it shall be necessary or desirable for the Employee or Employer to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs, and expenses incurred by the prevailing party in connection with the enforcement of this Agreement.  Payment shall be made upon the conclusion of such action.

19.

Survivability.   The provisions of sections 6, 7, 8, 9 and 18 shall survive termination of this employment.

AGREED AND ENTERED INTO as of the date first above written.

EMPLOYER:

NU-MED PLUS, INC.

By:  /s/ Jeff Robins

       Jeff Robins, President

EMPLOYEE:

By:  /s/ Keith Merrell

       Keith L. Merrell